Exhibit 10.4

January 22, 2004

TO:         THE BANK OF NOVA SCOTIA, as Agent
and to each Lender under the Credit Agreement
referred to below:

RE:         February 3, 2003 Credit Agreement between Cascades Inc. and the other parties thereto - Interest Expense

Dear Sirs:

We are writing further to our request for amendment dated December 17, 2003 regarding the definition of Interest Expense.  Firstly, we thank you for your consent to our request.

In addition, we would like to confirm our interpretation of the calculation of Interest Expense (under the new definition) for the purposes of the Credit Agreement.  In connection with the closing of our $500,000,000 credit facility and the US $550,000,000 issuance of notes on February 5, 2003, we paid various upfront and other similar non-recurrent issuer fees which have been capitalized.  These fees represented an amount of $24,608,000.

We intend to continue to exclude such fees from the calculation of Interest Expense.  In our view, the expressions “financing expenses” or “financing charges” are intended to capture financing costs which, in the strict sense, are not interest but are incurred on an ongoing basis.  However, these expressions are not meant in our view to include the non-recurrent upfront or issuer fees referred to above.

Consequently, could you kindly confirm that you agree with our interpretation that non-recurrent upfront or issuer fees do not constitute Interest Expense for the purposes of the Credit Agreement.

Please indicate your agreement by signing a copy of this letter and returning same to the Agent by 5:00 p.m., Friday, February 6, 2004. Please send your response to the attention of Kim Snyder by fax at (416) 866-3329.

Yours very truly,

Cascades Inc.
Cascades SPG Holding Inc.
Cascades G.P.S. S.A.
Cascades Arnsberg GmbH

Per:	(s) André Belzile
André Belzile

WE CONFIRM OUR AGREEMENT WITH THE INTERPRETATION OF INTEREST EXPENSE SET FORTH IN CASCADES INC.’S JANUARY 22, 2004 LETTER:

THE BANK OF NOVA SCOTIA, as Lender		NATIONAL BANK OF CANADA, as Lender

Per:	(s) David Angel	Per:	(s) Jeffrey Forgach
Assistant Vice President
Per:	(s) John Santillo	Per:	(s) Vincent Lima
Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender		CIBC INC., as designated Lender

Per:	(s) Mark Chandler, Executive Director	Per:
Per:	(s) Geoff Bond, Managing Director		Executive Director

CITIBANK, N.A. Canadian Branch, as Lender		CITICORP NORTH AMERICA, INC., as designated Lender

Per:	(s) Isabelle Côté	Per:	(s) Daniel J. Brill
Managing Director

BNP PARIBAS (CANADA), as Lender		BNP PARIBAS, as designated Lender

Per:		Per:

COMERICA BANK, as Lender		SOCIÉTÉ GÉNÉRALE (CANADA), as Lender

Per:	(s) Monica Lewis	Per:

2

SOCIÉTÉ GÉNÉRALE, as designated Lender		BANK OF MONTREAL, as Lender

Per:		Per:	(s) Bruno Jarry
Director

CAISSE CENTRALE DESJARDINS, as Lender		THE TORONTO-DOMINION BANK, as Lender

Per:	(s) Pierre Tremblay	Per:	(s) Yves Bergeron
Per:	(s) Francine Champoux	Per:

TORONTO-DOMINION (TEXAS) INC., as designated Lender

Per:	(s) Jill Hall
Per:	Vice President